PROXY STATEMENT PURSUANT TO SECTION 14(a)
             OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12


                BCB FINANCIAL SERVICES CORPORATION

_________________________________________________________________
        (Name of Registrant as Specified in its Charter)


_________________________________________________________________
           (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:


_________________________________________________________________

     2) Aggregate number of securities to which transaction applies:


_________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


_________________________________________________________________

     4)   Proposed maximum aggregate value of transaction:


_________________________________________________________________

     5)   Total fee paid:


_________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:


_________________________________________________________________

     2)   Form, Schedule or Registration Statement No.:


_________________________________________________________________

     3)   Filing Party:


_________________________________________________________________

     4)   Date Filed:


_________________________________________________________________

                           May __, 1997


DEAR SHAREHOLDER:

     We cordially invite you to a Special Meeting of Shareholders (the "Meeting") of BCB Financial Services Corporation to be held on Wednesday, June 11, 1997 at 3:00 p.m., at Berks County Bank, Shillington Office, K-Mart Shopping Plaza, 12 Parkside Avenue, Shillington, Pennsylvania.

     The Corporation's shareholders are being asked to approve a proposal to amend the Corporation's Articles of Incorporation to increase the number of authorized shares of common stock from 3,000,000 shares to 20,000,000 shares (the "Proposal").

     THE NOTICE AND PROXY STATEMENT, WHICH ARE CONTAINED IN THE FOLLOWING PAGES, DESCRIBE THE PROPOSAL. THE PROPOSAL HAS BEEN UNANIMOUSLY APPROVED AND RECOMMENDED BY THE CORPORATION'S BOARD OF DIRECTORS. WE URGE YOU TO READ CAREFULLY THE DESCRIPTION OF THE PROPOSAL AND TO VOTE FOR ITS ADOPTION.

     If you cannot attend the Meeting, your shares should still be represented at the Meeting. We urge you to sign and date the enclosed proxy card and return it in the enclosed envelope as soon as possible.

                              Sincerely,


                              Nelson R. Oswald
                              Chairman of the Board and President

               __________________________________

            NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON JUNE 11, 1997
               __________________________________


TO THE SHAREHOLDERS OF BCB FINANCIAL SERVICES CORPORATION:

     Notice is hereby given that a Special Meeting of Shareholders (the "Meeting") of BCB FINANCIAL SERVICES
CORPORATION (the "Corporation") will be held at 3:00 p.m., on Wednesday, June 11, 1997 at Berks County Bank, Shillington
Office, K-Mart Shopping Plaza, 12 Parkside Avenue, Shillington,
Pennsylvania for the following purposes:

          1. To consider and act upon a proposal to amend the Corporation's Articles of Incorporation to increase the number of authorized shares of common stock from 3,000,000 shares to 20,000,000 shares ("Proposal One"); and

          2. To transact such other business as may properly be presented at the Meeting and any adjournment or postponement thereof.

     In accordance with the By-laws of the Corporation and action of the Board of Directors, only those shareholders of record at the close of business on May 15, 1997, will be entitled to notice of and to vote at the Meeting.

     You are urged to mark, sign, date and promptly return your Proxy in the enclosed envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed Proxy, regardless of the number of shares you hold, will aid the Corporation in reducing the expense of additional proxy solicitation. The giving of such Proxy does not affect your right to vote in person if you attend the meeting and give written notice to the Secretary of the Corporation.

                              By Order of the Board of Directors,


                              Harold C. Bossard
                              Secretary
May __, 1997

           PROXY STATEMENT FOR THE SPECIAL MEETING OF
            SHAREHOLDERS TO BE HELD ON JUNE 11, 1997

                             GENERAL

Introduction, Date, Time and Place of Special Meeting

     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of BCB FINANCIAL SERVICES CORPORATION (the "Corporation") of proxies to be voted at the Special Meeting of Shareholders (the "Meeting") of the Corporation to be held on Wednesday, June 11, 1997 at 3:00 p.m., at Berks County Bank, Shillington Office, K-Mart Shopping Plaza, 12 Parkside Avenue, Shillington, Pennsylvania, and at any adjournment or postponement of the Meeting.

     The principal executive office of the Corporation is located at Berks County Bank (the "Bank"), The Madison Building, 400 Washington Street, Reading, Pennsylvania 19601. The telephone number for the Corporation is (610) 376-5933. All inquiries should be directed to Nelson R. Oswald, Chairman of the Board of Directors and President of the Corporation. The Bank is a wholly-owned subsidiary of the Corporation.

Solicitation and Voting of Proxies

     This Proxy Statement and the enclosed form of proxy (the
"Proxy") are first being sent to shareholders of the Corporation on or about May 19, 1997.

     Shares represented by the accompanying Proxy, if properly signed and returned, will be voted in accordance with the specifications thereon. Any Proxy not specifying to the contrary will be voted FOR the proposal to amend the Corporation's Articles of Incorporation to increase the number of authorized shares of common stock, par value $2.50 per share (the "Common Stock"), of the Corporation from 3,000,000 shares to 20,000,000 shares ("Proposal One") and FOR or AGAINST any other matter that properly comes before the Meeting or any adjournment thereof, in the discretion of the persons named as proxyholders. The affirmative vote of a majority of all votes cast at the Meeting is required to approve Proposal One.

     Execution and return of the enclosed Proxy will not affect a shareholder's right to attend the Meeting and, after giving written notice to the Secretary of the Corporation, to vote in person. The cost of preparing, assembling, printing, mailing and soliciting Proxies, and any additional material which the Corporation may furnish in connection with the Meeting, will be borne by the Corporation. In addition to the use of the mails, certain directors, officers and employees or other representatives of the Corporation and the Bank may solicit Proxies personally, by telephone, telegraph and fax.
Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward Proxy solicitation material to the beneficial owners of stock held of record by these persons, and, upon request therefor, the Corporation will reimburse them for their reasonable forwarding expenses.

Revocability of Proxy

     A shareholder who returns a Proxy may revoke the Proxy at any time before it is voted only: (1) by giving written notice of revocation to Harold C. Bossard, Secretary of BCB Financial Services Corporation, at 400 Washington Street, Post Office Box 1097, Reading, Pennsylvania 19603; (2) by executing a later-dated Proxy and giving written notice thereof to the Secretary of the Corporation; or (3) by voting in person after giving written notice to the Secretary of the Corporation.

Voting Securities and Record Date

     At the close of business on May 15, 1997, the Corporation had 2,078,673 shares of Common Stock outstanding.

     Only holders of Common Stock of record at the close of business on May 15, 1997 will be entitled to notice of and to vote at the Meeting. On all matters to come before the Meeting, each share of Common Stock is entitled to one vote, and, accordingly, holders of Common Stock are entitled to cast a total of 2,078,673 votes at the Meeting.

Quorum

     Pursuant to Article 3, Section 3.1, of the By-laws of the Corporation, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum. Abstentions and broker non-votes will not constitute or be counted as "votes" cast for purposes of the Annual Meeting but will be used for purposes of determining whether a quorum exists at the Meeting.

  PRINCIPAL BENEFICIAL OWNERS OF THE CORPORATION'S COMMON STOCK

Principal Owners

     The following table sets forth, as of May 15, 1997, the name and address of each person who owns of record or is known by the Board of Directors to be the beneficial owner of more than five percent (5%) of the Corporation's outstanding Common Stock, the number of shares beneficially owned by such person, and the percentage of the Corporation's outstanding Common Stock so owned.

Name and Address                     Amount
   of                          and Nature of          Percent of
Beneficial Owner           Beneficial Ownership (1)     Class

National Properties, Inc.           149,627               7.20%
and RPI Company*
150 East Swedesford Road
Wayne, Pennsylvania  19087

Nelson R. Oswald**                  116,087               5.46%
6908 Boyertown Pike
Douglassville, Pennsylvania  19518
_________________

     *    Includes (i) 148,995 shares of Common Stock held by
          National Properties, Inc. and RPI Company which are entities controlled by or under the control of Mr. Jeffery L. King and (ii) 632 shares of Common Stock held by Mr. King's children and wife.

     ** Includes (i) 69,931 shares of Common Stock held jointly by Mr. Oswald and his spouse, (ii) 218 shares of Common Stock held by Mr. Oswald's son and (iii) 45,938 shares subject to stock options granted to Mr. Oswald which are currently exercisable.

Beneficial Ownership by Officers and Directors

     The following table sets forth as of May 15, 1997, the amount and percentage of the Common Stock of the Corporation beneficially owned by each director, each executive officer whose total salary and bonus exceeded $100,000 in 1996 ("Named Executive Officers"), and all directors and executive officers of the Corporation as a group.

                              Amount and Nature of     Percent
      Name                Beneficial Ownership(1)(2)   of Class

DIRECTORS AND NAMED
EXECUTIVE OFFICERS

Harold C. Bossard (3)(4)            19,635              0.94%
Edward J. Edwards (3)(5)            28,569              1.30%
Lewis R. Frame, Jr. (6)(7)          75,919              3.64%
Ivan H. Gordon (8)(9)               15,276              0.73%
Jeffrey W. Hayes(8)(10)             54,830              2.63%
Alfred B. Mast (8)(11)              33,334              1.59%
Nelson R. Oswald (3)(12)(13)       116,087              5.46%
Wesley R. Pace (3)(14)              35,143              1.69%
Floyd S. Weber (6)(15)              35,842              1.72%
Randall S. Weeber (6)(16)           15,861              0.76%
Robert D. McHugh, Jr. (17)(18)      29,835              1.42%

All Directors and Executive        483,040             21.74%(19)
Officers as a Group (15 persons)
____________________

     (1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within sixty (60) days after May 15, 1997. Beneficial ownership may be disclaimed as to certain of the securities. Shares of the Corporation's Common Stock held in the 401(k) Retirement Savings Plan are not included in ownership amounts above. These shares are voted by the Plan Administrators.

     (2) Information furnished by the directors, executive officers and the Corporation.

     (3)  A current Class C Director whose term expires in 2000.

     (4) Includes 13,635 shares of Common Stock held jointly by Mr. Bossard and his spouse and 6,000 shares subject to stock options granted to Mr. Bossard which are currently exercisable.

     (5) Includes 22,569 shares of Common Stock held jointly by Mr. Edwards and his spouse and 6,000 shares subject to stock granted to Mr. Edwards which are currently exercisable.

     (6)  A Class B Director whose term expires in 1999.

     (7) Includes 69,919 shares of Common Stock held individually by Mr. Frame and 6,000 shares subject to stock options granted to Mr. Frame which are currently exercisable.

     (8)  A Class A Director whose term expires in 1998.

     (9) Includes 5,166 shares of Common Stock held individually by Mr. Gordon, 4,110 shares of Common Stock held jointly by Mr. Gordon and his spouse and 6,000 shares subject to stock options granted to Mr. Gordon which are currently exercisable.

     (10) Includes 31,502 shares of Common Stock held individually by Mr. Hayes, 14,684 shares of Common Stock held by Irene D. Hayes, his spouse, 2,644 shares of Common Stock held by Irene D. Hayes, custodian for daughter and 6,000 shares subject to stock options granted to Mr. Hayes which are currently exercisable.

     (11) Includes 27,010 shares of Common Stock held individually by Mr. Mast, 324 shares of Common Stock held by Mr. Mast's children and 6,000 shares subject to stock options granted to Mr. Mast which are currently exercisable.

     (12) Includes 69,931 shares of Common Stock held jointly by Mr. Oswald and his spouse, 218 shares of Common Stock held by Mr. Oswald's son and 45,938 shares of stock options granted to Mr. Oswald which are currently exercisable.

     (13) Chairman of the Board and President of the Corporation and the Bank.

     (14) Includes 29,008 shares of Common Stock held jointly by Mr. Pace and his spouse, 135 shares of Common Stock held by Mr. Pace's son and 6,000 shares subject to stock options granted to Mr. Pace which are currently exercisable.

     (15) Includes 29,842 shares of Common Stock held jointly by Mr. Weber and his spouse and 6,000 shares subject to stock options granted to Mr. Weber which are currently exercisable.

     (16) Includes 238 shares of Common Stock held individually by Mr. Weeber, 6,493 shares of Common Stock held by Randall S. Weeber Profit Sharing Keough Plan, 3117 shares held by Weeber Realtors and 6,000 shares subject to stock options granted to Mr. Weeber which are currently exercisable.

     (17) Senior Vice President and Treasurer of the Corporation and the Bank.

     (18) Includes 7,657 shares of Common Stock held individually by Mr. McHugh and 22,178 shares of stock options granted to Mr. McHugh which are currently exercisable.

     (19) The percent of class assumes all outstanding stock options issued to the executive officers and non-employee directors have been exercised and, therefore, on a pro rata basis, 2,221,965 shares of Common Stock would be outstanding.

                          PROPOSAL ONE

  PROPOSAL TO AMEND THE CORPORATION'S ARTICLES OF INCORPORATION
   TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
           FROM 3,000,000 SHARES TO 20,000,000 SHARES

     The Board of Directors has approved an amendment to
Article 4 of the Articles of Incorporation which, if adopted, would increase the number of authorized shares of the Corporation's Common Stock from 3,000,000 shares to 20,000,000 shares. The Board of Directors recommends that shareholders approve this amendment.

     At May 15, 1997, there were 2,078,673 shares of the Corporation's Common Stock issued and outstanding. Of the remaining 921,327 shares of authorized Common Stock on such date, approximately 352,889 shares are reserved for issuance under the Corporation's dividend reinvestment and stock purchase plan and various employee benefit plans, leaving less than 568,438 shares of Common Stock available for issuance.

     Proposal One is being presented to shareholders for consideration because the Board of Directors believes that it is advisable to have a greater number of authorized but unissued shares of Common Stock available for various corporate programs and purposes. The Corporation may from time to time consider acquisitions, stock dividends or stock splits, and public or private financings to provide the Corporation with capital, which may involve the issuance of additional shares of Common Stock or securities convertible into Common Stock. Also, additional shares of Common Stock may be necessary to meet anticipated future obligations under the Corporation's dividend reinvestment and stock purchase plan and under the Corporation's employee benefit plans.

     The Corporation presently plans to offer and sell up to 1,150,000 shares of Common Stock in a public offering (the "Public Offering"), which amount may be increased or decreased by the Board of Directors in its discretion. The Public Offering is expected to be completed in the second or third quarter of 1997. The number of shares and the per share price of the Common Stock to be sold in the Public Offering will depend on the market price of the Corporation's outstanding shares of Common Stock prior to the completion of the Public Offering. The Corporation expects to engage an underwriter on a firm commitment basis to assist the Corporation with the Public Offering. As of the date hereof, the Corporation has not entered into a definitive agreement with an underwriter.

     If Proposal One is approved, the Board of Directors will not solicit shareholder approval to issue additional authorized shares of Common Stock, except to the extent that such approval may be required by law or the rules of the National Association of Securities Dealers, Inc., and such shares may be issued for such consideration, cash or otherwise, at such times and in such amounts as the Board of Directors may determine.

     Although the Board of Directors presently intends to employ the additional shares of Common Stock solely for the purposes set forth above, such shares could be used by the Board of Directors to dilute the stock ownership of persons seeking to obtain control of the Corporation, thereby possibly discouraging or deterring a nonnegotiated attempt to obtain control of the Corporation and making removal of incumbent management more difficult. The proposal, however, is not a result of, nor does the Board of Directors have knowledge of, any effort to accumulate capital stock of the Corporation or to obtain control of the Corporation by means of a merger, tender offer, solicitation in opposition to the Board of Directors or otherwise.

     The amendment of the Articles of Incorporation to increase the number of authorized shares of Common Stock from 3,000,000 shares to 20,000,000 shares will consist of a revision of
Article 4 of the Articles of Incorporation to provide as follows:

          "4. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is twenty million (20,000,000) shares of Common
     Stock, par value $2.50 per share."

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS
AMENDMENT. The affirmative vote of a majority of all votes cast at the Meeting is required to approve this amendment.
Abstentions and broker non-votes will not constitute or be counted as "votes" cast for purposes of the Meeting. All proxies will be voted "FOR" approval of the amendment unless a shareholder specifies to the contrary on such shareholder's proxy card.

                      SHAREHOLDER PROPOSALS

     Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Corporation's Proxy Statement for its 1998 Annual Meeting of Shareholders must deliver such proposal in writing to the President of BCB Financial Services Corporation at its principal executive offices in Reading, Pennsylvania, no later than November 14, 1997.

                          OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the Notice of Meeting of Shareholders, but if any matters are properly presented, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their best judgement.

                           PROXY CARD

               BCB FINANCIAL SERVICES CORPORATION
         SPECIAL MEETING OF SHAREHOLDERS - JUNE 11, 1997

[X]  PLEASE MARK VOTES AS IN THIS EXAMPLE

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                  Special Meeting June 11, 1997

     The undersigned hereby appoints the full Board of Directors, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Corporation which the undersigned is entitled to vote at a Special Meeting of Shareholders ("Meeting") to be held at Berks County Bank, Shillington office, K-Mart Shopping Plaza, 12 Parkside Avenue, Shillington, Pennsylvania, at 3:00 p.m. (local time) on Wednesday, June 11, 1997. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as indicated above.

The proxies are instructed to vote as follows:

     1. Amendment to articles of incorporation to increase authorized common stock.

               For            Against             Abstain
              [   ]            [   ]               [   ]

     Check Box if You Plan to Attend Meeting

     The Board of Directors recommends a vote "FOR" the listed proposal.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE LISTED PROPOSAL. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Please be sure to sign and date         Date___________________
this Proxy in the box below.

_______________________________    _____________________________
Stockholder sign above             Co-holder (if any) sign above

               BCB FINANCIAL SERVICES CORPORATION

     Should the above signed be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Corporation at the Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Corporation at the address set forth on the Notice of Special Meeting of Shareholders, or by the filing of a later proxy statement prior to a vote being taken on a particular proposal at the Meeting.

     The above signed acknowledges receipt from the Corporation prior to the execution of this proxy of a Notice of the Special
Meeting and a proxy statement dated May __, 1997.

     Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title, if shares are held jointly, each holder must sign.

                       PLEASE ACT PROMPTLY
             SIGN, DATE & MAIL YOUR PROXY CARD TODAY